Exhibit 10.1

PROMETHEAN, INC.

RESELLER AGREEMENT

This Reseller Agreement is effective as of the last date on the signature page hereof,

BY AND BETWEEN:	Computer Software Innovations
with its corporate head office and principal
place of business at
900 East Main Suite T
Easley, SC 29640

(“Reseller”)

AND:	Promethean Inc, with its corporate head office and principal place of business at
1165 Sanctuary Parkway, Suite 400
Alpharetta, Georgia 30004

(“COMPANY”)

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, it is agreed by and between the Parties as follows:

1. DEFINITIONS

In this Agreement, the terms hereunder shall have the following meanings:

1.1 “Client” shall mean persons or entities that license Products for their own use but not for re-marketing or re-selling to other persons or entities.

1.2 “Confidential Information” shall mean all information, tangible or intangible, that derives an economic benefit to holder by not being generally known.

1.3 “Distribution Channels” shall mean retail distribution channels in the Territory as defined herein. Products may be sold or marketed in Distribution Channels via the Internet but not transmitted, distributed or made available to download via the Internet.

1.4 “Effective Date” shall mean the date of execution of this Agreement or if signed by the parties on different dates the later of such dates.

1.5 “Products” shall mean those Products produced by Promethean and listed in Exhibit A made available to Reseller and its Clients as finished goods together with their packaging and manuals. COMPANY has the right, at any time, to modify or discontinue the production of its Products without notice and shall amend Exhibit A accordingly and deliver the same to Reseller from time to time.

1.6 “Promotional Materials” shall mean any documents and materials including manuals and packaging of Products, advertising, promotional, display and other such marketing materials of or concerning the Products provided by COMPANY to the Reseller which the Reseller may use in conjunction with the distribution of the Products or for promotional purposes only.

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RESELLER AGREEMENT

1.7 “Term” shall mean the period from the Effective Date to the Termination Date, howsoever caused, including expiry of the Term as defined hereunder.

1.8 “Territory” shall mean the jurisdictions and/or specific markets to which this Agreement applies as set forth in Exhibit B.

1.9 “Working Day” shall mean Monday to Friday 9:00am to 5:00pm Eastern Standard Time excluding Canadian and United States bank and public holidays.

1.10 “Dollars” or “$” symbol shall mean U.S. currency.

2. APPOINTMENT AS AUTHORIZED RESELLER

2.1 Subject to the terms contained herein and in the Exhibits, COMPANY hereby grants rights to the Reseller on the terms and conditions set forth herein during the Term of this Agreement to market and resell the Products in unaltered form to Clients and to distribute the Promotional Materials throughout its Distribution Channels in the territory as defined in this Agreement.

2.2	Reseller’s Level of Service is follows: (check one)

☒  Platinum Partner

☐  Gold Partner

See Exhibit C for all additional terms and conditions applicable to Reseller’s Service Level.

The rights granted herein do not include the right to license sub-Resellers without the prior written permission of COMPANY.

3. TERM

3.1 This Agreement shall take effect on the Effective Date and subject to the early termination provisions in Section 11 hereof, conclude at the end of business on December 31, 2006 (the “Termination Date”).

3.2 It is hereby expressly agreed that unless the Agreement is terminated for cause the Reseller shall be permitted a Sell-Off Period of two (2) months starting from the Termination Date, during which time the Reseller shall be permitted to sell the Products already ordered by the Reseller or remaining unsold in the Reseller’s inventory at the Termination Date. Upon expiration of the Sell-Off Period, all remaining inventory of Products and Promotional Materials shall be returned to COMPANY together with a notarized certificate establishing that no Product stock or Promotional Material stock remains with the Reseller.

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4. TERRITORY

Reseller is allowed to market and sell the Products in the Territory specified in Exhibit B. If Reseller’s Territory is determined by a solely by a geographic location (and not a specific market), the Territory shall be as defined by the shipping address of the Client to whom the Reseller sells Products under the terms of this Agreement. Reseller shall not sell Products or conduct activity on behalf of Company to any Customer located outside of the Territory.

5. PRICES, PURCHASE ORDERS, SHIPPING, PAYMENTS AND RETURNS

5.1 Prices

Subject to the provisions of Exhibit C, the Reseller shall pay to COMPANY the per-unit reseller prices outlined in Exhibit D. All inquiries regarding pricing shall be directed to the Director of Sales of COMPANY. The COMPANY may change pricing subject to 30 days notice to the Reseller.

Prices listed in Exhibit D are exclusive of applicable taxes. Taxes applicable to the sale of Products in the Territory, import duties, and all other taxes levied or imposed by Federal and State authorities resulting from transactions specified in this Agreement shall be the responsibility of the Reseller. Tax-exemption certificates must be supplied to COMPANY for any exemptions. COMPANY is not responsible for the collection of taxes at the time a Product is sold to a Client and the Reseller hereby indemnifies COMPANY from any action arising as a result of the Reseller failing to perform its duties to collect tax payments from Clients as stipulated by law.

5.2 Purchase Orders

COMPANY will accept purchase orders via mail, courier delivery, fax, email with an attached scanned electronic document containing the Reseller’s logo or other official letterhead together with an officially recognized digital signature and an embedded certificate of authenticity. Purchase Orders will not be accepted via voice or within the body of email messages. Purchase Orders should be directed to the COMPANY’S Manager of Inside Sales Support.

Each purchase order must have a unique order number and must clearly indicate quantity, price and type of Product being ordered. COMPANY reserves the right to reject any purchase order that does not contain all of the required information as described herein.

5.3 Shipping

Products are F.O.B. (freight on board) COMPANY, care of Alliance Shipping Group 6400 Highlands Parkway, Suite F, Smyrna, GA 30082. Taxes, freight and duty, are payable by and will be charged to the Reseller. Standard shipments will be made via Roadway ground and will be billed by carrier to Reseller. Express shipments must be requested at the time the purchase order is placed. Split delivery requests will be considered as two separate orders. Specially discounted orders can be delivered directly from the UK warehouse with quantity requirements (qty requirements will be provided at time of order) and without freight charges. Orders placed with this discount cannot be changed in any way after shipment from the UK warehouse to Reseller. Changes in order requiring a stop at the US warehouse will automatically revert order to original pricing and this order will become F.O.B COMPANY.

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RESELLER AGREEMENT

Reseller will be notified within forty-eight (48) hours if COMPANY, using reasonable efforts, is unable to fulfill an order within ten (10) Working Days of receipt of a purchase order.

Shipments will be deemed to comply with quantity and type ordered unless the Reseller notifies COMPANY of any error or omission with five (5) Working Days of receipt.

5.4 Payments

Credit will be established by COMPANY and will be determined upon standard review. COMPANY, in its sole discretion, may raise or lower the Reseller’s credit limit from time to time. Terms of payment are net thirty (30) days upon shipment of Products from Company’s U.S. warehouse or the customs point of U.S. entry if ordered from the UK warehouse. After thirty (30) days interest will accrue on unpaid balances at a rate of 1.5% simple interest per month. All statements of balances owing from Reseller to COMPANY shall be deemed to be accepted by Reseller unless objected to in writing within thirty (30) days after the date of such statement.

COMPANY reserves the right to hold purchase orders on new orders received if the balance of the Reseller account exceeds its’ established credit limit. If Reseller continues to be late in paying outstanding invoice balances COMPANY has the right to demand pre-payment on purchase orders until such time as the Reseller pays all outstanding late and over-credit-limit invoices. Furthermore, notwithstanding anything contained herein to the contrary, in the event Reseller’s purchase orders are placed on hold by COMPANY as a result of Reseller’s inability to tender payment to COMPANY in accordance with the terms hereof, COMPANY shall, in addition to any other rights it may have in law or equity under the terms hereof, have the right to accept purchase orders directly from Clients in the Territory without the payment of any commission to Reseller which would otherwise be required under the terms of this Agreement.

5.5 Returns

Returns for defective Products will be accepted for a period of up to thirty (30) days after shipment. Shipping costs are the responsibility of COMPANY for defective Product returns. COMPANY will ship the replacements for defective Products at it’s own expense if COMPANY agrees that no other remedy other than return is acceptable Credit on accounts will be granted to authorized returns bearing a Return Material Authorization (“RMA”) number only. Return requests and provision of Return Material Authorization numbers shall be made through the Director of Operations of COMPANY. No returns will be made without provision of this RMA.

6. INTELLECTUAL PROPERTY RIGHTS

6.1. The Reseller acknowledges that all right, title and interest in the intellectual property of the Products including all copyrights, patents and trade secrets therein including, but not limited to, all documentation and manuals relating thereto are and shall remain the sole and exclusive property of COMPANY. The Reseller shall take all actions and execute all documents, at COMPANY’s expense and as COMPANY may reasonably request, to effect the acknowledgement of ownership contained herein and to secure, maintain and defend for COMPANY’s own benefit all rights therein.

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RESELLER AGREEMENT

6.2. All right, title and interest in and to COMPANY’s registered and unregistered trademarks pertaining to the Products (“COMPANY’s Marks”) shall be the exclusive property of COMPANY. The Reseller: (i) shall not use registered or unregistered trade marks similar to or incorporating the COMPANY’s Marks, and (ii) shall not create a unitary composite mark involving any of COMPANY’s Marks without the prior written approval of COMPANY. The Reseller acknowledges and agrees that its utilization of COMPANY’s Marks will not create in it, nor will it represent it has, any right, title or interest in or to such COMPANY’s Marks other than the rights expressly granted herein. The Reseller agrees not to do anything contesting or impairing the trade mark rights of COMPANY.

6.3 11.7 All COMPANY Marks, trade names, product literature, patents, copyrights, designs, drawings, formulas, sales and prospect data and information of every kind and all other data and information provided by COMPANY or otherwise created using any of the foregoing throughout the term of this Agreement (collectively, the “Proprietary Materials”) shall remain the property of COMPANY. Within thirty (30) days of after termination of this Agreement, Reseller shall return all Proprietary Materials to COMPANY at COMPANY ‘s reasonable expense. Reseller shall not make or retain any copies of any Proprietary Materials in its possession. Effective upon the termination of this Agreement, Reseller shall cease to use all trademarks, marks and marks, trade names and the other Proprietary Materials of COMPANY.

6.4 The Reseller may suggest features or improvements for the Products or ideas for additional Products. Such information and suggestions and any Product modification or improvement whether implemented or not resulting from such information or suggestion by the Reseller shall be the sole property of COMPANY.

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RESELLER AGREEMENT

7. MARKETING OBLIGATIONS

In addition to the obligations required by Reseller pursuant to Exhibit C, the Reseller shall at all times use reasonable commercial means to market, and stimulate, Client interest and increase awareness of the Products within the Territory. In particular and without limiting the generality of the foregoing, the Reseller shall at its own cost and expense:

a) Maintain adequate office facilities and a trained staff within the Territory, and in particular dedicate a marketing or sales manager to coordinate the activities of associated sales representatives. COMPANY’s Director of Sales will have direct access to the Reseller’s dedicated sales manager during all Working Days as necessary;

b) Execute, according to best efforts, jointly prepared and endorsed quarterly marketing plans in accordance with the form of Quarterly Marketing Plan attached hereto as Exhibit E;

c) Submit for COMPANY’s prior written approval any marketing or other materials, incorporating the Products (directly or indirectly), produced by or for the benefit of the Reseller, accompanied by a description as to how the marketing materials will be used. COMPANY shall notify the Reseller of its approval or disapproval within two (2) working days from the date of Reseller’s submission, with such approval not to be unreasonably withheld. If COMPANY does not render its approval or disapproval within two (2) Working Days after acknowledgement of reception of submission, COMPANY shall be deemed to have given its approval;

d) Complete and/or maintain and provide to COMPANY the following information on a bi- monthly basis: (1) Projected sales forecasts for the Products on a rolling six (6) month basis (2) Complete records of sales and distribution of the Products (e.g., per school district); and (3) if applicable, sell-through reports with Client names, addresses and Product serial numbers. Sell-through reports are required if Reseller chooses to maintain its own inventories of Promethean products. The Sell-through report is required bi-monthly. (see Exhibit C);

e) Assist COMPANY in assessing customer requirements for the Products in terms of quality, capability and other features;

f) Submit market research information and changes in the market within the Territory. This information should be included in the Monthly report submitted (see Exhibit B); and

g) Maintain at least one complete current set of COMPANY Products for demonstration purposes. Exhibit D provides pricing on Demo equipment.

8. REPRESENTATIONS AND WARRANTIES

8.1 COMPANY warrants and represents that, subject to the provisions of Section 14, COMPANY has full power and authority to enter into and fully perform its obligations under this Agreement. COMPANY further warrants that it is the owner of the license to distribute the Products and that the sale of the Products shall not in any way violate any copyright or trade mark of any third party.

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RESELLER AGREEMENT

8.2. The Reseller warrants and represents that Reseller has full power and authority to enter into and fully perform its obligations under this Agreement. The Reseller further warrants that the execution of this Agreement does not violate any contract, copyright or trade mark right of or obligation existing between the Reseller and any third party. Lastly, the Reseller warrants and represents that it shall perform its duties in a manner that will preserve the reputation of COMPANY and the Products.

9. MUTUAL INDEMNIFICATION

Reseller shall be solely responsible for, and shall defend, indemnify and hold COMPANY harmless from, any and all claims, damages or lawsuits (including COMPANY’s reasonable attorneys’ fees and costs) arising out of acts or omissions of Reseller, its employees and its agents in the performance of its obligations under this Agreement.

COMPANY agrees to indemnify and hold Reseller harmless from and against any and all claims, damages and liabilities whatsoever, asserted by any person or entity, arising from any action of infringement in relation to any trade mark, patent, copyright (or for passing off) related to the Products.

Any indemnification provided pursuant to the foregoing provisions shall include the payment of all reasonable attorney’s fees and other costs incurred by the Indemnified Party in defending any such claim. The Indemnified Party shall promptly inform the indemnifying Party in writing of any such claim, demand or suit and shall fully cooperate in the defense thereof. The Indemnified Party will not agree to the settlement of any claim, demand or suit prior to the final judgment thereon without the consent of the Indemnifying Party, whose consent will not be unreasonably withheld. The Indemnified Party shall not by any act or omission admit liability or otherwise prejudice or jeopardize the Indemnifying Party’s actual or potential defense to any claim. The said indemnity is subject to the Indemnified Party’s duty to mitigate all of its said costs, expenses, damages or liabilities.

10. CONFIDENTIALITY AND NON-DISCLOSURE

10.1 Each Party acknowledges that Confidential Information will be exchanged between the Parties during the term of this Agreement. Each party shall use no less than the same means it uses to protect its own confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other party. Each party agrees that it will not use the Confidential Information of the other party except for the purposes of this Agreement and will not disclose such Confidential Information or make it available to third parties other than to sub-contractors approved by COMPANY, and having a need to access such Confidential Information in connection with the performance of this Agreement, and, further, to either return or destroy such Confidential Information remaining in either party’s possession at the conclusion of their relationship under this Agreement or any extensions or modifications hereof. If an approved sub-contractor is appointed, the Reseller agrees to obtain from each of its sub-contractors a confidentiality agreement that fulfils all of the obligations of this Agreement, prior to disclosing to or permitting such sub-contractor access to any of COMPANY’s Confidential Information.

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10.2 Each of the Parties acknowledges and agrees that irreparable harm may result to the other party if such party breaches any of this Agreement and that damages may be an inadequate remedy in respect of such breach. Each Party hereby agrees in advance that, in the event of such breach, the other Party shall be entitled, in addition to such other remedies, damages and relief as may be available under applicable law, and to the granting of injunctive relief in such Party’s favor.

11. TERMINATION

11.1. This Agreement may be terminated immediately by either Party by written notice to the other Party if:

a) The other Party commits a breach of any of its obligations or undertakings hereunder and fails within thirty (30) Working Days of having received written notice to that affect from the first Party to remedy the same;

b) The other Party shall convene a meeting if its creditors or if a proposal shall be made for a voluntary arrangement within applicable laws or a proposal for any other composition scheme or arrangement with or assignment for the benefit of its creditors or if the other Party shall be unable to pay its debts, or if a trustee, receiver, administrative receiver, or similar officer is appointed in respect of all or any part of the business or assets of the other Party or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for the winding up of the affairs of the other Party or for the making of an administration order other than for the purpose of an amalgamation or reconstruction or if the other Party takes or suffers any similar step or procedure under the laws of any part of the Territory; or

c) If the Reseller experiences a Change of Control (as defined below), COMPANY may be permitted to terminate this Agreement by providing the other Party with not less than ninety (90) days written notice of its intention to terminate the Agreement. “Change of Control” means (a) the sale or other disposition of substantially all of the assets of Reseller or the consummation of a reorganization, merger, or consolidation of Reseller, or (b) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such act) of more than 50% of either (i) the then outstanding shares of common stock of Reseller; or (ii) the combined voting power of the then outstanding voting securities of Reseller entitled to vote generally in the election of directors.

11.2 Notwithstanding anything to the contrary contained herein, this Agreement may be terminated by either Party with thirty (30) days written notice to the other Party which period shall include a sixty (60) day Sell-Off Period as described in Section 3. During the sell off period the Reseller agrees not to sell at prices below the prices set forth on Exhibit D without (a) first offering the COMPANY the right to buy back product at cost price and offset the payment against sums currently owing if any, and (b) the prior written consent of the COMPANY.

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RESELLER AGREEMENT

11.3 The termination of this Agreement shall be without prejudice to the rights of the parties accrued up to the date of such termination. At the Termination Date all rights granted to the Reseller shall cease and revert back to COMPANY.

11.4 It is understood and agreed that termination of this Agreement, howsoever caused, shall in no way relieve the Reseller of its obligation to pay any amount due to COMPANY.

11.5 In the event of termination for any reason, there shall survive the Termination Date:

(a) Sections 1, 6, 9, 10, 11.3, and 12; and

(b) any other provision of the Agreement whose terms or context requires its survival.

11.6 Any public notices or announcements issued to communicate the termination of this Agreement shall be approved by both parties, such approval not to be unreasonably withheld.

12. NOTICES

12.1 All notices shall be in writing and sent by first class letter, by facsimile, by email or delivered by hand on a Working Day to the receiving Party at their principal address as written above. Either party may change its address by giving notice as aforesaid.

12.2 Any such notice shall be deemed to be duly served:

a) If delivered personally, on the date of delivery or, if not a Working Day, on the next Working Day;

b) If sent by first class mail, five (5) Working Days following the date of posting; or

c) If sent by facsimile or email, at the time of transmission, provided it is made on a Working Day and that a copy is sent by first class post before 5:00 pm on the same day.

13. FORCE MAJEURE

13.1 Neither Party shall be under any liability to the other or any other Party in any way whatsoever for destruction, damage or delay arising out circumstances beyond its reasonable control, including but not limited to war, rebellion, civil commotion, strikes, lock-outs and industrial disputes, fire, theft, explosion, earthquake, act of God, flood, drought or bad weather, the unavailability of deliveries, supplies, products, disks or other media or the requisitioning or other act or order by any government department, council or other constituted body. Notwithstanding the foregoing, each party shall use all reasonable means to continue to perform, or resume performance of, such obligations hereunder for the duration of such force majeure.

13.2 If either Party is affected by force majeure, it shall promptly give Notice to the other Party of the nature and extent of the circumstances in question, and the length of time for which it is estimated such circumstances shall subsist.

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RESELLER AGREEMENT

13.3 In the event that either Party is affected by force majeure for a period of more than ninety (90) days the other Party may terminate this Agreement immediately upon written notice to the affected Party.

14. ASSIGNMENT

14.1 The Reseller may not assign all or part of this Agreement to any third Party not directly controlled by the Reseller without the prior written consent of COMPANY.

14.2 The Reseller may not sub-contract or delegate any of its obligations under this Agreement without the prior written consent of COMPANY.

15. ALTERNATE DISPUTE RESOLUTION

The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to the specific terms of this Agreement, or any breach hereof, promptly through negotiation and mediation. If the matter is not resolved through mediation within sixty (60) days of initiation of such procedure, or if any party fails or refuses to participate in the mediation, the controversy or claim shall be finally settled by binding arbitration to be conducted in Atlanta, Georgia as follows: There shall be one arbitrator who shall be selected by agreement of the parties, or failing agreement on the selection, who shall be selected in the manner determined by the American Arbitration Association. The arbitrator shall determine the matters in controversy in accordance with the internal laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof. Any award in such arbitration shall be in writing specifying the factual and legal basis therefore and shall be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs of mediation and arbitration (including any required travel and lodging expenses incurred by the mediator or arbitrator) shall be borne equally by the parties.

16. ENTIRE AGREEMENT; SEVERABILITY

This Agreement, together with all exhibits, schedules, and any attachments thereto, supersedes and terminates any arrangement, undertaking, understanding, promise or agreement made or existing between the Parties hereto regarding the same purpose prior to or simultaneously with this Agreement and constitutes the entire understanding between the Parties hereto. No amendment or modification of this Agreement shall be made except in writing and signed by both Parties.

If any term or provision in this Agreement shall be held by any judicial, arbitral, regulatory, or other public authority of competent jurisdiction to be illegal, invalid, void, void-able, or unenforceable it will to that extent omitted and the validity or enforceability of the remainder of this Agreement shall not be affected.

17. HEADINGS

The section headings in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement.

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RESELLER AGREEMENT

19. RELATIONSHIP BETWEEN COMPANY AND RESELLER

The relationship of COMPANY and Reseller established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either Party the power to direct and control the day-to-day activities of the other Party, create a relationship between the Parties as partners, joint venturers or otherwise as participants in a joint or common undertaking, or allow Reseller to create or assume any obligation on behalf of COMPANY for any purpose whatsoever.

It is agreed and understood that neither Party is the agent or representative of the other Party and has no authority or power to bind or contract in the name of or to create any liability against the other Party in any way or for any purpose whatsoever.

20. FALSE OR MISLEADING REPRESENTATIONS

Reseller shall not make any false or misleading representations to customers or others regarding COMPANY or the Products. Reseller shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with COMPANY’s warranties and documentation describing the Products, including all limitations and disclaimers.

21. WAIVER

The failure by either Party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

22. GOVERNING LAW

This Agreement has been made in and shall be construed in accordance with the laws of the state of Georgia, and for the purpose of all legal proceedings, this Agreement shall be deemed to have been enacted in the named state and the courts of the named state shall have jurisdiction to entertain any action arising from this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below beside each party’s name.

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RESELLER AGREEMENT

Promethean, Inc.

By:	/s/ Mark Elliott	Date:	4/18/06

Name:	Mark Elliott	Title:	President

Reseller:

CSI, Inc.

By:	/s/ Nancy K. Hedrick	Date:	4/10/2006

Name:	Nancy K. Hedrick	Title:	President/CEO

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Exhibit A

Promethean Product List

(See attached)

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Exhibit B

Territory

(See attached)

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Exhibit C

Additional Reseller Requirements

(see attached)

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Exhibit D

Price List

New and Demo Equipment

(See attached)

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Exhibit E

Joint Marketing Plan Template

(See attached)

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Schedule 1

Promethean Certified Trainer Program

The Director of Training manages this Program. Certification in this program is currently available and offered in Atlanta. Certification is open to all Educators or former Educators who can enhance the customer experience by offering advice on product usage in the classroom, instructional advice, lesson plans, correlating to state standards, etc.

Promethean Certified Installer Program

This program offers certification training for all Resellers interested in offering their customers a complete solution. In order to perform company sanctioned installs, a firm must send representatives to the Promethean Certified Installer Class. These (5) day sessions are held on a semi-annual basis. This session is very hands-on and individuals will receive instruction on all aspects of installation, cable and projector selections, etc. See Attachment I hereto for additional requirements regarding this program.

Promethean Executive Program

Promethean values the input of the Reseller owner-manager and offers Reseller’s Executives participation with Promethean Executive Management . An Executive Retreat is held annually, and all Reseller Sales and Marketing executives are encouraged to attend. In addition, Promethean offers an Executive Track two times per year in conjunction with Reseller Sales Certification Training

Promethean Certified Sales Professional Program

All Reseller Sales Representative must be sales certified and capable of performing product demonstrations. Each sales representative must attend a (4) day workshop in Atlanta, and successfully complete all the requirements relating to product knowledge, sales training, and demonstration skills.

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Attachment I

Promethean Certified Installer Program Additional Requirements*

•	Have at least one person on staff at all times that has been certified via Promethean’s Certified Installer Training. This person will act as the “The Trainer”, and be expected to fully train all other installation personnel.

•	Provide complete documentation including all training documents, power points, videos, photos that will be used to train persons who will be doing installations for the reseller. All documentation must be approved by Promethean, Inc. regarding quality of content and presentation.

•	Initially, provide to Promethean Inc. photos of 5 separate installations to demonstrate quality of installations. For quality assurance, additional photos will be requested periodically or onsite inspections will conducted by Promethean.

•	Provide signed Statement of Work for each installation completed. The Statement of Work should meet the minimum requirements set forth in the Promethean Statement of Work document attached hereto.

•	Provide reasonable documentation that all installers are adequately bonded and insured. These documents must be updated as additional installers are employed by Reseller/Installer.

•	Provide reasonable documentation that the Reseller/Installer meets the “Drug-Free Workplace” requirements as defined in US Public Law 100-690, Drug Free Workplace Act of 1988.

•	Provide documentation that all installers have undergone appropriate criminal background checks.

*	Subject to change upon reasonable notice from Promethean. Install – V1.1 – 7-14-05

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Statement of Work

(See attached)

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